Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Live Current Media Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of May 4, 2022.

Date: May 4, 2022	LEAWOOD VC FUND I LP

By: Leawood VC Holdings I LLC, its general partner

	By:	/s/ Karl B. Gemperli
Name: Karl B. Gemperli
Title: Manager

Date: May 4, 2022	LEAWOOD VC HOLDINGS I LLC

By: Leawood Venture Capital LLC, its Manager

	By:	/s/ William B. Fallis
Name: William B. Fallis
Title: Manager

Date: May 4, 2022	LEAWOOD VENTURE CAPITAL LLC

	By:	/s/ Todd A. Daniels
Name: Todd A. Daniels
Title: Manager

Date: May 4, 2022
/s/ Karl B. Gemperli
KARL BERNHARD GEMPERLI

Date: May 4, 2022
/s/ William B. Fallis
WILLIAM BRENDAN FALLIS

Date: May 4, 2022
/s/ Todd Allen Daniels
TODD ALLEN DANIELS

Date: May 4, 2022
/s/ Patrick Ryan
PATRICK RYAN